UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2011

State Street Corporation
(Exact name of registrant as specified in its charter)
Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
One Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip code)
Registrant's telephone number, including area code:	(617) 786-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.          Results of Operations and Financial Condition.

On October 18, 2011, State Street Corporation issued a news release announcing its results of operations and related financial information for the third quarter of 2011.  A copy of that news release is furnished herewith as Exhibit 99.1, and is incorporated herein by reference.

In addition, copies of slide presentations pertaining to State Street’s investment portfolio as of September 30, 2011, and an update with respect to State Street’s business operations and information technology transformation program, which will be referenced in connection with the investor conference call to be held by State Street on October 18, 2011, are furnished with this Form 8-K as Exhibits 99.2 and 99.3, respectively.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits.

State Street Corporation’s news release dated October 18, 2011, announcing third-quarter 2011 results of operations and related financial information, is furnished herewith as Exhibit 99.1, and slide presentations pertaining to State Street’s investment portfolio and its business operations and information technology transformation program, which will be made available in connection with the investor conference call referenced in the October 18, 2011 news release, are furnished herewith as Exhibits 99.2 and 99.3, respectively.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

		By:	/s/ James J. Malerba
		Name:	James J. Malerba
		Title:	Executive Vice President,
Corporate Controller and
Chief Accounting Officer
Date:	October 18, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	News release dated October 18, 2011, announcing third-quarter 2011 results of operations and related financial information

99.2	Slide presentation pertaining to State Street’s investment portfolio as of September 30, 2011

99.3	Slide presentation providing an update with respect to State Street’s business operations and information technology transformation program